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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Frigoscandia Holding AB

We consent to incorporation by reference in registration statements nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544,
333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150 and
333-102166 on Form S-3 and registration statements nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, and 333-97895 on Form S-8, of
ProLogis (formerly ProLogis Trust) of our report dated February 5, 2002, on our audits of the consolidated financial statements of Frigoscandia Holding AB as of December 31, 2000 and 2001, and for each of the years in the two year period ended December 31, 2001, which report appears in the December 31, 2002 Annual Report on Form 10-K of ProLogis.



Stockholm, Sweden
March 24, 2003


KPMG Bohlins AB